                                               Exhibit 10.01

              AGREEMENT OF SETTLEMENT AND RELEASE


          This AGREEMENT OF SETTLEMENT AND RELEASE, dated
July 21, 1995, is by and among Specialty Chemical Re-sources, Inc., a Delaware corporation (the "Company"), the Committee for Revitalization of Stockholder Value of Specialty Chemical Resources, Inc. (the "Committee"),
Edwin M. Roth ("E. Roth"), Corey B. Roth ("C. Roth"),
George N. Aronoff ("Aronoff"), Victor Gelb ("Gelb"),
Norton W.. Rose ("Rose"), Lionel N. Sterling ("Sterling"),
Charles L. Woolley ("Woolley"), Leonard P. Judy ("Judy"),
Jeffrey A. Bott ("Bott"), Michael A. Wolf ("Wolf"), John
A. Adams ("Adams") and Donald O. Daley ("Daley").  E.
Roth, C. Roth, Aronoff, Gelb, Rose and Sterling consti-tute all the members of the Company's Board of Directors
(the "Board") and are sometimes referred to herein col-lectively as "Directors" and individually as a "Direc-tor." Woolley, Judy, Bott, Wolf, Adams and Daley consti-tute all the members of the Committee and are sometimes referred to herein collectively as "Members" and individ-ually as a "Member."

          WHEREAS, on April 28, 1995, the Company filed with the Securities and Exchange commission (the "SEC") and mailed to its stockholders a Notice of Annual Meeting of Stockholders and Proxy Statement, stating that the Company's 1995 Annual Meeting of Stockholders (the "Annu-al Meeting") would be held on June 8, 1995 and setting forth, among other things, the Company's nominees for election to the Board,

          WHEREAS, on May 4, 1995, the Committee filed with the SEC soliciting materials stating that the Com-mittee intended to solicit proxies in opposition to the Company's nominees and to elect each of the Members to the Board (the Company's solicitation and the Committee's solicitation in opposition being together referred to herein as the "Proxy Contest");

          WHEREAS, on May 16, 1995, the Company filed an action in the United States District Court for the North-ern District of Ohio captioned Specialty Chemical Re-sources, Inc. v. Committee for Revitalization of Stock-holder Value of Specialty Chemical Resources, Inc., et al., No. 5:95CV 1082, seeking preliminary and injunctive





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relief with respect to the Proxy Contest (the "Litiga-
tion")

          WHEREAS, on June 8, 1995, the Company held the
Annual Meeting and the Company's nominees for the Board were duly elected as directors of the Company;

          WHEREAS, following conclusion of the Annual
Meeting, the Committee, through its legal counsel, threatened to pursue legal action against the Company relating to the Proxy Contest (the "Threatened Litiga-tion"); and

          WHEREAS, the parties desire to enter into this Agreement to settle all claims and threatened claims among them relating to the Proxy Contest, the Litigation and the Threatened Litigation.

          NOW THEREFORE, in consideration of the mutual promises described herein, the Company, the Committee and the Members agree as follows:


                                   ARTICLE I

                               Board of Directors

          Section 1.01.  Within 30 days of the date of
this Agreement, the Company shall increase the size of the Board from six (6) members to seven (7) members and shall appoint Judy to the Board, subject to Section 1.02 below, to serve until the Company's 1996 Annual Meeting of Stockholders. The Company may further nominate and recommend Judy to the Company's stockholders for election to a one-year term as a director at the Company's 1996
Annual Meeting of Stockholders, provided that he is willing to serve.

          Section 1.02.  Judy shall, upon such appoint-
ment, serve as a director of the Company until the earli-er of his death, resignation or removal, or until his successor has been duly elected. Judy shall have the same rights, privileges, duties and obligations, includ-ing rights to indemnification, as all other directors of the Company.




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          Section 1.03.  While serving on the Board, Judy
agrees to act solely in the best interest of the Company and all of its stockholders in accordance with his fidu-ciary duties. If a majority of the other directors of the Company determine at any time that Judy's participa-tion on the Board is not in the best interest of the Company and its stockholders, Judy agrees to resign as a director. Nothing contained herein shall be deemed to preclude Judy from voluntarily resigning as a director at any time.

                                   ARTICLE II

                             Standstill Provisions

          Section 2.01.  The Committee and each Member
agrees that, from the date of this Agreement through and including the date on which the Company's 1997 Annual
Meeting of Stockholders is finally adjourned, unless in any such case specifically authorized in writing to do so by the Board, it or he shall not, nor shall it or he permit any present or future affiliates to, in each case directly or indirectly:

                (i) except as a result of a stock split, stock dividend or similar recapitalization by the Company or pursuant to a transaction permitted by Section
2.03(b) (iv), acquire, offer to acquire or agree to ac-quire by purchase, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act~), such term to have such meaning throughout this Agreement) (any such act, to "acquire"), any securities of the Company enti-tled to vote generally in the election of directors, or securities convertible into or exercisable or exchange-able for such securities (collectively, "Restricted
Securities"); provided, however, that nothing contained herein shall prohibit any Member from acquiring any Re-stricted Securities pursuant to the exercise of any warrant, option or other right to acquire Restricted
Securities ("Rights"), which he receives directly from the Company pursuant to a distribution to stockholders;
and provided, further, however, that if during the term of this Agreement, as a result of a business combination transaction between the Company or an affiliate of the

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Company and any other entity, any one or more Members
shall acquire beneficial ownership of Restricted Securi-ties in such business combination, such Members may continue to own beneficially such Restricted Securities so acquired and such Restricted Securities shall continue to be subject to the terms of this Agreement;

                (ii)  encourage, solicit or in any way
participate in the formation of any "person" (as such term is defined in Section 13(d) (3) of the exchange Act, such term to have such meaning throughout this Agreement) which owns or seeks to acquire beneficial ownership of, or otherwise acts in respect of, Restricted Securities;

                (iii)  except as a Company nominee for the
Board, conduct, encourage, solicit or in any way partici-pate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange
Act, such terms to have such meanings throughout this Agreement) or conduct, encourage, solicit or in any way participate in any election contest with respect to the Company;

                (iv) initiate, encourage, solicit, exe-
cute, or in any way participate in the execution or solicitation of, any written consent in lieu of a meeting of the Company's stockholders, unless such consent is solicited by the Company;

                (v)  initiate, propose or otherwise solic-
it the Company's stockholders for the approval of one or more stockholder proposals with respect to the Company or encourage, induce or attempt to induce any other person to initiate any stockholder proposal;

                (vi)  except as contemplated by Article I
hereof, seek election to or seek to place a representa-tive on the Board or seek the removal of any director of the Company;

                (vii)  call or seek to have called any
meeting of the stockholders of the Company;

                (viii)  deposit any Restricted Securities
in a voting trust or subject them to a voting agreement or other agreement or arrangement with respect to the


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             voting of such Restricted Securities, other than this
             Agreement;

                            (ix)  encourage, solicit, propose, seek to
             effect or negotiate with any other person with respect to any form of business combination transaction with the Company or any affiliate thereof, or any restructuring, recapitalization or similar transaction with respect to the Company or any affiliate thereof;

                            (x)  encourage, solicit, make, propose,
             seek to effect or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any Restricted securities, or disclose an intent, purpose, plan or proposal with re-spect to the Company or any Restricted Securities incon-sistent with the provisions of this Agreement, including an intent, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this Agreement, or assist, in any way participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing;

                            (xi)  request the Company (or its direc-
             tors, officers, employees or agents) to amend or waive any provision of Article II of this Agreement (including this Section 2.01(xi)) or otherwise seek any modification to or waiver of any of the provisions of Article II of this Agreement;

                            (xii)  except far participation of Judy on
             the Board pursuant to Article I hereof, otherwise act, directly or indirectly, alone or in concert with others, to seek to influence or control, or make any disclosure or public statement critical of or in opposition to, the management, Board, policies or affairs of the Company;

                            (xiii)  encourage or render advice to or
             make any recommendation or proposal to any person or other entity to engage in any of the actions covered by this Article II of this Agreement (including this Section
             2.01 (xiii)).

                       Section 2.02. During the term of this Agree-ment, each Member agrees to vote or cause to be voted all restricted securities beneficially owned by him in con-



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nection with any action to be taken by the Company's
stockholders in accordance with the recommendation of the Board.

          Section 2.03.  (a)  Each Member agrees that,
from and after the date hereof, he will not, individually or in the aggregate, sell, assign, transfer, grant an option with respect to or otherwise dispose of any inter-est in any Restricted Securities (or enter into an agree-ment or understanding with respect to the foregoing)
(collectively, a "Disposition") to any person or group
(i) representing more than 5% of the total voting power of all Restricted Securities then outstanding (for pur-poses of this Agreement, all references to the total voting power of Restricted Securities shall be determined based upon the most recent calculation announced by the Company), (ii) which has theretofore filed a Schedule 13D with the SEC with respect to any class of Restricted
Securities even if, at the time of the Disposition, such
Schedule 13D reflects beneficial ownership of less than 5% of any class of Restricted Securities or (iii) known to any Member to be accumulating stock on behalf of or acting in concert with any person or group contemplated by clauses (i) or (ii) above.

                (b) Notwithstanding Section 2.03(a)
hereof, any Member may make a Disposition:

                (i) pursuant to a tender or exchange
offer made by a person other than a Member or any affili-ate of a Member and approved by the Board (a "Third Party
Offer");

                (ii) pursuant to a bona fide pledge of
Restricted Securities by Members as security for bona fide indebtedness for money borrowed to a major brokerage firm or financial institution or an affiliate thereof not affiliated with any Member;

                (iii) to the Company or to or for the
benefit of any employee benefit plan of the Company;

                (iv)  to another Member who is or becomes
a signatory to this Agreement.

          Section 2.04.  If any Member or any affiliate
thereof acquires any Restricted Securities in violation



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of this Agreement, it will immediately dispose of such
Restricted Securities to persons which are not Members or affiliates of the Committee in a manner permitted by
Section 2.03; provided, however, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.


                                  ARTICLE III

                                 Mutual Release

          Section 3.01.  The Company and each of the
Directors, on behalf of itself or himself and its or his predecessors, successors, assigns, affiliates, agents and family members, and their successors, heirs, executors and administrators, hereby release and forever discharge the Committee and each of the Members and their finan-cial, legal and other advisors from all claims, liabili-ties, suits, indemnities, obligations and damages, pres-ent and future, known or unknown, which were asserted or could be asserted, relating to or arising out of the transactions, occurrences, disclosures, omissions and facts that are the subjects of the Litigation or the Threatened Litigation or are related to or arising out of the Proxy Contest.

          Section 3.02.  The Committee and each of the
Members, on behalf of itself or himself, and its or his successors, assigns, affiliates, agents and family mem-bers, and their successors, heirs, executors and adminis-trators, hereby release and forever discharge each of the Company, its directors, executive officers and affiliates and their financial, legal and other advisors from all claims, liabilities, suits, indemnities, obligations and damages, present and future, known or unknown, which were asserted or that could be asserted, relating to or aris-ing out of the transactions, occurrences, disclosures, omissions and facts that are the subjects of the Litiga-tion or the Threatened Litigation or are related to or arising out of the Proxy Contest.

          Section 3.03.  Within five (5) business days of
the date of this Agreement, the parties hereto shall take all necessary action to dismiss with prejudice the Liti-gation.


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                                   ARTICLE IV

                             Reimbursement of Expenses

          Section 4.01.  The Company shall reimburse the
Committee the amount of One Hundred Thirty-Five Thousand
Dollars ($135,000.00) for expenses incurred in connection with the Proxy Contest (the "Reimbursement").

          Section 4.02.  The Reimbursement shall be paid
by the Company in three installments of Forty-Five Thou-sand Dollars ($45,000.00) each, the first of which in-stallments shall be paid by the Company within five (5) business days of the date of this Agreement. The second and third installments of the Reimbursement shall be paid by the Company within thirty (30) days of the final adjournment of the Company's 1996 Annual Meeting of Stockholders and within thirty (30) days of the final adjournment of the Company's 1997 Annual Meeting of stockholders, respectively.

          Section 4.03.  All installments of the Reim-
bursement shall be paid by wire transfer to an account designated in writing by the Committee.


                                   ARTICLE V

                                 Miscellaneous

          Section 5.01.  Each Member and the Committee,
on the one hand, and each Director and the Company, on the other, acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunctive relief to prevent breaches of this Agreement and to enforce specif-ically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity. Each party hereto hereby consents that any claim or controversy relating to the subject matter of this Agreement and within the subject matter jurisdiction of the federal courts of the United States, shall be submitted, prosecuted and continued in the United States
District Court for the Northern District of Ohio.  Each


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
party waives any objection that it or he may have relat-ing to the choice of forum or the laying of venue in such court and agrees that service of any court paper may be made in such manner as may be provided under applicable laws, or the Federal Rules of Civil Procedure.

          Section 5.02.  This Agreement constitutes the
entire understanding of the parties with respect to the transactions contemplated by it and may be amended only by an agreement in writing executed by all the parties.

          Section 5.03.  If any provision of this Agree-
ment is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the inten-tion of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

          Section 5.04.  Descriptive headings are for
convenience only and will not control or affect the meaning or construction of any provision of this Agree-ment.

          Section 5.05.  For the convenience of the par-
ties, any number of counterparts of this Agreement may be executed by the parties, and each such executed coun-terpart will be an original instrument.

          Section 5.06.  All notices, consents, requests,
instructions, approvals and other communications relating to this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, by facsimile (which is confirmed) or sent by registered mail postage paid, if to the Company at:

          Specialty Chemical Resources, Inc.
          9100 Valley View Road
          Macedonia, Ohio  44056
          Attn:  Mr. Edwin M. Roth
          Facsimile No.:  (216) 468-0287





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and if to the Committee at:

          1930 North Thoreau Drive
          Suite 176
          Schaumburg, Illinois  60173
          Facsimile No.:  (708) 397-6575

          Notice given by mail as set out above shall be deemed delivered five days after the date the same is postmarked.

          Section 5.08.  This Agreement shall bind the
successors and assigns of the parties and inure to the benefit of any successor or assign of any of the parties;
provided, however, in the event of a business combination between the Company and any other entity, if the stock-holders of the Company immediately prior to such transac-tions do not own at least one-third of the aggregate voting power of the outstanding securities of the surviv-ing entity immediately after the transaction, the Agree-ment shall immediately terminate and become null and void; and provided, further, however, that, subject to the foregoing proviso, no party may assign this Agreement without the prior written consent of the other parties hereto.

          Section 5.09.  This Agreement shall terminate
upon payment by the Company of the final installment of the Reimbursement following the final adjournment of the Company's 1997 Annual Meeting of stockholders other than the provisions of Sections 3.01 and 3.02 hereof, which shall not terminate.

          Section 5.10.  Governing Law.  This Agreement
will be governed by and construed and enforced in accor-dance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principle thereof.





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          IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed as of the date first referred to above.

SPECIALTY CHEMICAL               COMMITTEE FOR REVITALIZA-
RESOURCES, INC.                  TION OF STOCKHOLDER VALUE:
                                 OF SPECIALTY CHEMICAL RE-
                                 SOURCES, INC.


By: /s/ Edwin M. Roth                By: /s/ Charles L. Woolley
- ------------------------             ----------------------
Name:  Edwin M. Roth                 Charles L. Woolley
Title: President                     Authorized Signatory




/s/ Edwin M. Roth                    /s/ Victor Gelb
- ------------------------             ----------------------
Edwin M. Roth                        Victor Gelb



/s/ Corey B. Roth                    /s/ Norton W. Rose
- ------------------------             ----------------------
Corey B. Roth                        Norton W. Rose



/s/ George N. Aronoff                /s/ Lionel N. Sterling
- -----------------------              ----------------------
George N. Aronoff                    Lionel N. Sterling



/s/ Charles L. Wooley                /s/ John A. Adams
- -----------------------              ----------------------
Charles L. Woolley                   John A. Adams



/s/ Leonard P. Judy                  /s/ Donald O. Daley
- ----------------------               ----------------------
Leonard P. Judy                      Donald O. Daley



/s/ Jeffrey A. Bott                  /s/ Michael A. Wolf
- ------------------------             ----------------------
Jeffrey A. Bott                      Michael A. Wolf




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